UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)        December 18, 2003

DYNASTY INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	333-85414 (Commission File Number)	98-0377992 (I.R.S. Employer Identification No.)

3152 Scenic View Drive, Elko, Nevada (Address of principal executive offices)		89801 (Zip Code)

Registrant’s telephone number, including area code 775-778-3246

101 Beauvista Drive, Sherwood Park, Alberta, Canada T8A 3X2

(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN REPORT

Item 1.    Changes in Control of Registrant.

On December 9, 2003, there was a change of control in Dynasty. Blue Velvet Capital acquired 233,333 restricted shares from the directors of the company in a private transaction for the purchase price of $5,000, which was paid by Blue Velvet Capital. Blue Velvet beneficially owns 23.33% of the issued and outstanding shares in the capital stock of Dynasty.

Also, Peter M. Kuhn, the new president of Dynasty, acquired 80,000 restricted shares from the directors of the company in a private transaction for the purchase price of $1,680, which was paid by Mr. Kuhn. Mr. Kuhn has a direct beneficial ownership in 4.0% of the issued and outstanding shares in the capital stock of Dynasty. The remaining 4.0% is beneficially owned indirectly by Mr. Kuhn and is registered in the name of Kristie Kuhn, the spouse of Mr. Kuhn.

No other shareholder of Dynasty owns more than 5%.

The basis of the change in control was a change in management and a change in the controlling shareholders. For further information on the change of control in management see Item 5 below.

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Prior to this change in control, the board of directors controlled Dynasty by beneficially owning 80% of the issued and outstanding shares of common stock of Dynasty. Gerry Karpinka beneficially owned 1,400,000 shares, Colin Mills beneficially owned 500,000 shares, and Thomas McMahon beneficially owned 500,000 shares, all of who currently own no shares. The board of directors delivered 2 million of their shares to Dynasty for cancellation and return to the treasury. The remaining 400,000 restricted shares were transferred to new management and Blue Velvet Capital, among others. No other shareholder beneficially owned more than 5% of the issued and outstanding stock prior to the cancellation and transfer of shares.

Except as described in this Form 8-K, Dynasty is not aware of any arrangement that may result in a further change in control of Dynasty.

Item 5. Other Events.

On December 1, 2003, Gerry Karpinka resigned as a director and as the president of Dynasty, Colin Mills resigned as a director and as both the secretary and treasurer of Dynasty, and Thomas McMahon resigned as a director of Dynasty. However, these directors did not resign over any disagreement with Dynasty. They were simply replaced by the new director and officer of Dynasty.

In their place, Peter M. Kuhn was appointed the new director and sole officer of Dynasty. Each director of Dynasty holds office until (i) the next annual meeting of the stockholders, (ii) his successor has been elected and qualified, or (iii) the director resigns.

Mr. Kuhn was educated at Technical University of Clausthal (Germany) and has been an engineer since 1983.

In the past five years, Mr. Kuhn (48 years old) has been involved as the president of several private mining companies and private mining construction companies involved in projects in both North America and South America. From November 1999 to April 2001, Mr. Kuhn was the President of BLM Service Group providing management and supervisory services. From August 1987 and October 1999 Mr. Kuhn worked for Thyssen Mining Construction of Canada providing management services, supervision and was responsible for the direction of the company.

Mr. Kuhn holds directorships in no other reporting companies with the exception of New Centennial Mining Corp and Capstone Gold Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Dynasty International Corporation has caused this report to be signed on its behalf by the undersigned duly authorized person.

DYNASTY INTERNATIONAL CORPORATION

/s/ Peter M. Kuhn
By: Peter M. Kuhn - President

Dated : December 18,  2003